--------------------------------------------------------------------------------













                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          MISSION WEST PROPERTIES, L.P.









                                  JULY 1, 1998

--------------------------------------------------------------------------------




                                TABLE OF CONTENTS



ARTICLE 1. Defined Terms..........................................2

  1.1 "Act".......................................................2
  1.2 "Acquisition Agreement".....................................2
  1.3 "Additional Limited Partner"................................2
  1.4 "Adjusted Capital Account Deficit"..........................2
  1.5 "Adjusted Contribution".....................................2
  1.6 "Affiliate".................................................3
  1.7 "Agreement".................................................3
  1.8 "Articles of Incorporation".................................3
  1.9 "Assignee"..................................................3
  1.10 "Available Cash"...........................................3
  1.11 "Berg Acquisition".........................................3
  1.12 "Berg Group"...............................................3
  1.13 "Berg Land Holdings".......................................4
  1.14 "Capital Account"..........................................4
  1.15 "Capital Contribution".....................................5
  1.16 "Capital Event"............................................5
  1.17 "Certificate"..............................................5
  1.18 "Change of Control Transaction"............................5
  1.19 "Charter"..................................................5
  1.20 "Code".....................................................5
  1.21 "Common Stock".............................................5
  1.22 "Common Stock Price".......................................6
  1.23 "Company"..................................................6
  1.24 "Consent"..................................................6
  1.25 "Depreciation".............................................6
  1.26 "Dividend Reinvestment Plan"...............................6
  1.27 "Effective Date"...........................................6
  1.28 "Employee Benefit Plan"....................................6
  1.29 "Entity"...................................................7
  1.30 "Equity Security"..........................................7
  1.31 "ERISA"....................................................7
  1.32 "Exchange Act".............................................7
  1.33 "Exchange Factor"..........................................7
  1.34 "Exchange Right"...........................................7
  1.35 "Exchange Rights Agreement"................................7
  1.36 "GAAP".....................................................7
  1.37 "General Partner"..........................................7
  1.38 "General Partner Interest".................................7
  1.39 "Gross Asset Value"........................................7
  1.40 "Immediate Family".........................................8
  1.41 "Incapacity" or "Incapacitated"............................8
  1.42 "Indemnitee"...............................................9
  1.43 "Initial Contributed Property".............................9

  1.44 "Lien".....................................................9
  1.45 "Limited Partner".........................................10
  1.46 "Limited Partner Interest"................................10
  1.47 "Liquidating Event".......................................10
  1.48 "Liquidator"..............................................10
  1.49 "L.P. Unit"...............................................10
  1.50 "L.P. Unit Majority"......................................10
  1.51 "Net Income" or "Net Loss"................................10
  1.52 "New Equity Financing Right"..............................11
  1.53 "Nonrecourse Deductions"..................................11
  1.54 "Nonrecourse Liabilities".................................11
  1.55 "Operating Partnership"...................................11
  1.56 "Partner".................................................11
  1.57 "Partner Minimum Gain"....................................11
  1.58 "Partner Nonrecourse Debt"................................11
  1.59 "Partner Nonrecourse Deductions"..........................11
  1.60 "Partnership".............................................12
  1.61 "Partnership Interest"....................................12
  1.62 "Partnership Minimum Gain"................................12
  1.63 "Partnership Record Date".................................12
  1.64 "Partnership Year"........................................12
  1.65 "Pending Development Projects"............................12
  1.66 "Partnership Interest"....................................12
  1.67 "Permitted Partners"......................................12
  1.68 "Permitted Transferee"....................................12
  1.69 "Person"..................................................12
  1.70 "Precontribution Gain"....................................12
  1.71 "Put Rights"..............................................12
  1.72 "Protective Provisions Expiration Date"...................13
  1.73 "Quarter".................................................13
  1.74 "Regulations".............................................13
  1.75 "REIT"....................................................13
  1.76 "REIT Requirements".......................................13
  1.77 "Restricted Partner"......................................13
  1.78 "SEC".....................................................13
  1.79 "Securities Act"..........................................13
  1.80 "Stock Option Plan".......................................13
  1.81 "Subsidiary"..............................................13
  1.82 "Substituted Limited Partner".............................13
  1.83 "Tax Items"...............................................13
  1.84 "Terminating Capital Transaction".........................14
  1.85 "Total Market Capitalization".............................14
  1.86 "Transfer"................................................14
  1.87 "Unit"....................................................14

  1.88 "United States Person"....................................14
  1.89 "Voting Securities".......................................14

ARTICLE 2. Organizational Matters................................14

  2.1 Continuation...............................................14
  2.2 Name.......................................................14
  2.3 Registered Office and Agent; Principal Office..............15
  2.4 Power of Attorney..........................................15
  2.5 Term.......................................................16

ARTICLE 3. Purpose...............................................16

  3.1 Purpose and Business.......................................16
  3.2 Powers.....................................................17

ARTICLE 4. Capital Contributions.................................17

  4.1 Capital Contributions of the Partners......................17
  4.2 Additional Funds; Restrictions on Company..................17
  4.3 Issuance of Additional Partnership Interests; Admission of
      Additional Limited Partners................................19
  4.4 Repurchase of Company Equity Securities....................19
  4.5 No Third Party Beneficiary.................................20
  4.6 No Interest; No Return.....................................20

ARTICLE 5. Distributions.........................................20

  5.1 Regular Distributions......................................20
  5.2 Qualification as a REIT....................................20
  5.3 Withholding................................................21
  5.4 Additional Partnership Interests...........................21
  5.5 Distributions Upon Liquidation.............................21

ARTICLE 6. Allocations...........................................21

ARTICLE 7. Management and Operation of Business..................21

  7.1 Management.................................................21
  7.2 Certificate of Limited Partnership.........................22
  7.3 Reimbursement of the General Partner and the Company.......23
  7.4 Outside Activities of the General Partner..................23
  7.5 Contracts with Affiliates..................................23
  7.6 Indemnification............................................24

  7.7 Liability of the General Partner...........................26
  7.8 Limited Partners' Right to Bring Derivative Lawsuits.......27
  7.9 Other Matters Concerning the General Partner...............27
  7.10 Title to Partnership Assets...............................27
  7.11 Reliance by Third Parties.................................28

ARTICLE 8. Rights and Obligations of Limited Partners............28

  8.1 Limitation of Liability....................................28
  8.2 Management of Business.....................................28
  8.3 Outside Activities of Limited Partners.....................29
  8.4 Return of Capital..........................................29
  8.5 Rights of Limited Partners Relating to the Partnership.....29
  8.6 Exchange Rights............................................30
  8.7 Put Rights.................................................30
  8.8 New Equity Financing Rights................................32
  8.9 Matters Requiring L.P. Unit Majority Approval..............32
  8.10 Approval of Certain Taxable Sales.........................33

ARTICLE 9. Books, Records, Accounting and Reports................33

  9.1 Records and Accounting.....................................33
  9.2 Fiscal Year................................................34

ARTICLE 10. Tax Matters..........................................34

  10.1 Preparation of Tax Returns................................34
  10.2 Tax Elections.............................................34
  10.3 Tax Matters Partner.......................................34
  10.4 Organizational Expenses...................................36
  10.5 Withholding...............................................36

ARTICLE 11. Transfers and Withdrawals............................37

  11.1 Transfer..................................................37
  11.2 Transfer of the Company's Partnership Interests...........37
  11.3 Limited Partners' Rights to Transfer......................37
  11.4 Substituted Limited Partners..............................40
  11.5 Assignees.................................................40
  11.6 Effect of Prohibited Transfer.............................41
  11.7 General Provisions........................................41

ARTICLE 12. Admission of Partners................................41

  12.1 Admission of Successor General Partner....................41
  12.2 Admission of Additional and Substituted Limited Partners..42
  12.3 Amendment of Agreement and Certificate of Limited.........43
  Partnership.

ARTICLE 13. Dissolution, Liquidation and Termination.............43

  13.1 Dissolution...............................................43
  13.2 Winding Up................................................44
  13.3 Obligation to Contribute Deficit..........................45
  13.4 Rights of Limited Partner.................................45
  13.5 Notice of Dissolution.....................................46
  13.6 Termination of Partnership and Cancellation of Certif-....46
       icate of Limited Partnership
  13.7 Reasonable Time for Winding-Up............................46
  13.8 Waiver of Partition.......................................46
  13.9 Deemed Distribution and Recontribution....................46

ARTICLE 14. Amendment of Partnership Agreement; Meetings.........47

  14.1 Amendments................................................47
  14.2 Meetings of the Partners..................................48

Article 15. General Provisions...................................49

  15.1 Addresses and Notices.....................................49
  15.2 Titles and Captions.......................................49
  15.3 Pronouns and Plurals......................................49
  15.4 Further Action............................................49
  15.5 Binding Effect............................................50
  15.6 Creditors.................................................50
  15.7 Waiver....................................................50
  15.8 Counterparts..............................................50
  15.9 Applicable Law............................................50
  15.10 Invalidity of Provisions.................................50
  15.11 Entire Agreement.........................................50
  15.12 Guaranty by the Company..................................50


                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          MISSION WEST PROPERTIES, L.P.



      This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MISSION WEST PROPERTIES, L.P. (this "Agreement"), dated as of July 1, 1998, is entered into by and among Mission West Properties, a California corporation (the "Company" or the "General Partner") and the parties whose names are set forth on Appendix I attached hereto (as it may be amended from time to time).

      WHEREAS, the Partnership was organized initially as Berg Properties, L.P. and became a limited partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware by filing a certificate of limited partnership with the Secretary of State of the State of Delaware on July 11, 1995;

      WHEREAS, since its organization as a Delaware limited partnership, the Partnership has been operated and managed by Berg & Berg Enterprises, Inc., a California corporation ("BBE"), as sole general partner, pursuant to the terms of the Agreement of Limited Partnership of Berg Properties, L.P. (the "Prior Agreement");

      WHEREAS, on December 22, 1997, the Partnership filed an amendment of certificate of limited partnership with the Secretary of State of the State of Delaware changing the Partnership's name to Mission West Properties, L.P.;

      WHEREAS, pursuant to the terms of a Acquisition Agreement dated as of May 14, 1998, as amended as of July 1, 1998 (the "Acquisition Agreement"), the Company has agreed to acquire a 10.91% general partner interest in the Partnership and to become the sole general partner in the Partnership upon the satisfaction of certain conditions set forth in the Acquisition Agreement, which now have been satisfied or waived by the parties thereto;

      WHEREAS, BBE and all of the limited partners in the Partnership wish to admit the Company as a general partner, to amend the certificate of limited partnership of the Partnership to reflect the Company's admission as a general partner, and to amend and restate the Prior Agreement as provided herein; and

      WHEREAS,   upon  the  filing  of  the  certificate  of  amendment  of  the certificate of limited partnership of the Partnership with the Secretary of State of the State of

Delaware, BBE intends to resign as a general partner and become a limited partner in the Partnership pursuant to the terms of this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1. DEFINED TERMS.

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the following terms used in this Agreement.

      1.1 "ACT" the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

      1.2 "ACQUISITION AGREEMENT" means the agreement dated as of May 14, 1998, as amended as of July 1, 1998, among the Partnership, the other partnerships comprising the Operating Partnership, all of the partners therein, and the Company concerning the acquisition of the Berg Properties, the Acquired Properties and the Pending Development Projects by the Operating Partnership, the Company's investment in and admission to the Operating Partnership as sole general partner, and the rights and options of the limited partners in the Operating Partnership to tender L.P. Units or acquire shares of Common Stock under certain circumstances.

      1.3  "ADDITIONAL   LIMITED   PARTNER"  means  a  Person  admitted  to  the
Partnership as a Limited Partner pursuant to Section 4.3 hereof and who is shown as such on the books and records of the Partnership.

      1.4 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Partner, the negative balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

           (a) credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

           (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

      1.5 "ADJUSTED CONTRIBUTION" means the Capital Contributions of any Partner reduced by the total distributions to such Partner from Capital Events occurring subsequent to the Closing Date under the Acquisition Agreement. For purposes of this Agreement, the initial Capital Contribution of the Company shall be equal to [$35,200,000] and the initial Adjusted Contribution of each Limited Partner shall be equal to the value of the Limited Partner's interest in the Operating Partnership as set forth in Appendix I of the Acquisition Agreement.

      1.6 "AFFILIATE" means, (a) with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or (b) with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity.

      1.7 "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

      1.8 "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the Company, as amended and restated from time to time, or the articles of incorporation, certificate of incorporation, operating agreement of other Charter instrument of any corporation or other entity which is a successor to the Company by merger or consolidation.

      1.9 "ASSIGNEE" means a Person to whom one or more L.P. Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

      1.10 "AVAILABLE CASH" means the Partnership's share of the Operating Partnership's Available Cash (as defined in the Acquisition Agreement) with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation). Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, nor shall the calculation of Available Cash take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

      1.11 "BERG ACQUISITION" has the meaning set forth in the Acquisition Agreement.

      1.12 "BERG GROUP" means Carl E. Berg, Clyde J. Berg, the members of their respective Immediate Families, and any Entity which is an Affiliate of either Carl E. Berg or Clyde J. Berg, excluding the Partnership and the Company.

      1.13 "BERG LAND HOLDINGS" means certain land held by members of the Berg Group which the Operating Partnership may acquire under certain circumstances pursuant to the terms of the Acquisition Agreement and the related Berg Land Holdings

Option Agreement to be entered into by the parties thereto upon approval of certain transactions by the Company's shareholders.

      1.14 "CAPITAL ACCOUNT" means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

           (a) to each Partner's Capital Account there shall be credited (i) such Partner's Initial Adjusted Contribution as of the effective date of this Agreement (ii) such Partner's Capital Contributions subsequent to the Effective Date of this Agreement, (iii) such Partner's distributive share of Net Income and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Sections 1 and 2 of Appendix II and (iv) the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;

           (b) to each Partner's Capital Account there shall be debited (i) the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Sections 1 and 2 of Appendix II, and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership to the extent not assumed by the Partner; and

           (c) in the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided that it does not have an adverse effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership.

      1.15 "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Gross Asset Value of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

      1.16 "CAPITAL EVENT" means any Partnership transaction not in the ordinary course of its business, including, without limitation, distribution to the Partners in excess of distributive shares of income, principal payments, prepayments, prepayment penalties, sales, exchanges, foreclosures or other dispositions of Property owned by the Partnership, recoveries of damage awards and insurance proceeds not used to rebuild (other than the receipt of contributions to the capital of the Partnership and business or rental interruption insurance proceeds not used to rebuild).

      1.17 "CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership to be filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

      1.18 "CHANGE OF CONTROL TRANSACTION" shall mean (A) any transaction or series of transactions occurring after the Effective Date, in which all Limited Partners in the Operating Partnership are legally entitled to participate and pursuant to which L.P. Units representing more than 50% of the total outstanding L.P. Units of the Operating Partnership are purchased by a Person not controlled by, in control of or under common control with the Company, any Affiliate of the Company or any Affiliate of a Limited Partner, (B) the merger or consolidation of the Partnership with another entity (other than a merger or consolidation in which the holders of L.P. Units of the Partnership immediately before the merger or consolidation own immediately after the merger or consolidation, Voting Securities of the surviving or acquiring Entity or a parent party of such surviving or acquiring Entity, possessing more than 50% of the voting power of the surviving or acquiring Entity or parent party) resulting in the exchange of the outstanding L.P. Units of the Partnership for cash, securities or other property, or (C) any merger, sale, lease, license, exchange or other disposition (whether in one transaction or a series of related transactions) of more than 50% of the assets of the Partnership.

      1.19 "CHARTER" has the meaning set forth in Rule 405 of Regulation C promulgated by the SEC under the Securities Act ("Rule 405").

      1.20 "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      1.21 "COMMON STOCK" means a share of Common Stock of the Company or any shares of Voting Securities into which the Common Stock may be reclassified or converted or for which shares of Common Stock may be exchanged in any transaction made applicable or available to all holders of Common Stock as a class.

      1.22 "COMMON STOCK PRICE" means with respect to a particular valuation event identified under this Agreement, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the American Stock Exchange, the New York Stock Exchange, or if the Common Stock is not then listed or admitted to trading on any such exchange, the Nasdaq or any comparable system on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, the Nasdaq or any comparable system for the 10-trading day period ending with the last day preceding the date of the valuation event.

      1.23 "COMPANY" means Mission West Properties, a California corporation, and any successor to such corporation.

      1.24 "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

      1.25 "DEPRECIATION" means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that except as otherwise provided in Section 1.704-2 of the Regulations, if there is a difference between the Gross Asset Value (including the Gross Asset Value, as increased pursuant to paragraph (d) of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided, further, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such fiscal year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.

      1.26 "DIVIDEND REINVESTMENT PLAN" has the meaning set forth in Rule 405.

      1.27 "EFFECTIVE DATE" means the date of closing of the Berg Acquisition.

      1.28 "EMPLOYEE BENEFIT PLAN" has the meaning set forth in Rule 405.

      1.29  "ENTITY"  means  any  general   partnership,   limited  partnership,
corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

      1.30 "EQUITY SECURITY" has the meaning set forth in Rule 405.

      1.31 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

      1.32 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      1.33 "EXCHANGE FACTOR" has the meaning set forth in the Exchange Rights Agreement, and is equal to the number of L.P. Units exchangeable for one share of Common Stock, from time to time, under the Exchange Rights Agreement.

      1.34 "EXCHANGE RIGHT" has the meaning set forth in the Exchange Rights Agreement.

      1.35 "EXCHANGE RIGHTS AGREEMENT" means Exchange Rights Agreement among the Company, and each of the limited partners of the partnerships comprising the Operating Partnership.

      1.36 "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

      1.37 "GENERAL PARTNER" means the general partner of the Partnership, if there is more than one general partner, all such general partners.

      1.38 "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of Units, each of which shall represent the same Percentage Interest in the Partnership as one L.P. Unit.

      1.39 "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

           (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;

           (b) if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

                (1) a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest; or

                (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase of a Partnership Interest; or

                (3) the  liquidation  of the  Partnership  within the meaning of
           Section 1.704-1(b)(2)(ii)(g) of the Regulations;

           (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking
      Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the General Partner as of the date of distribution; and

           (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Appendix II); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

      At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

      1.40 "IMMEDIATE FAMILY" means, with respect to any Person, such Person's spouse, parents, parents-in-law, children, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law or any trust solely for the benefit of any of the foregoing family members whose sole beneficiaries include the foregoing family members.

      1.41 "INCAPACITY" OR "INCAPACITATED" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within 90 days after the expiration of any such stay.

      1.42 "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of (A) such Person's status as (1) the General Partner, (2) a director, trustee or officer of the Partnership or the General Partner, or (3) a director, trustee or officer of any other Entity, each Person serving in such capacity at the request of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

      1.43 "INITIAL CONTRIBUTED PROPERTY" means the Properties as defined in the Acquisition Agreement.

      1.44 "LIEN" means, with respect to any asset of the Partnership, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge, restriction or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      1.45 "LIMITED PARTNER" means any Person named as a Limited Partner in Appendix I, as such Appendix may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

      1.46 "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of L.P. Units.

      1.47 "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

      1.48 "LIQUIDATOR" has the meaning set forth in Section 13.2 hereof.

      1.49 "L.P. UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3. The number of L.P. Units outstanding and the Percentage Interests in the Partnership represented by such L.P. Units are set forth in Appendix I, as such Appendix may be amended from time to time. The ownership of L.P. Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the L.P. Units shall be uncertificated securities.

      1.50 "L.P. UNIT MAJORITY" means the Limited Partners holding the right to vote, in the aggregate, a majority of the total number of L.P. Units outstanding in the Operating Partnership.

      1.51 "NET INCOME" OR "NET LOSS" means, for each fiscal year or other applicable period, an amount equal to the Partnership's taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows: (a) by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; (c) by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss; (d) by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Appendix II; and (f) by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to Sections 1 and 2 of Appendix II.

      1.52 "NEW  EQUITY  FINANCING  RIGHT" has the  meaning set forth in Section
8.8.

      1.53 "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

      1.54  "NONRECOURSE  LIABILITIES"  has the meaning set forth in Regulations
Section 1.704-2(b)(3).

      1.55 "OPERATING PARTNERSHIP" means, collectively, Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II and Mission West Properties, L.P. III.

      1.56 "PARTNER" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

      1.57 "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

      1.58 "PARTNER  NONRECOURSE  DEBT" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

      1.59 "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

      1.60  "PARTNERSHIP"  means  the  limited  partnership   governed  by  this
Agreement, and any successor thereto.

      1.61 "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing an Adjusted Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of L.P. Units.

      1.62  "PARTNERSHIP  MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

      1.63 "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1, which shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

      1.64 "PARTNERSHIP YEAR" means the fiscal year of the Partnership, which is the calendar year, as set forth in Section 9.2.

      1.65 "PENDING DEVELOPMENT PROJECTS" means three Berg Group-owned R&D Property development projects which the Operating Partnership has agreed to acquire upon their completion pursuant to the terms of the Acquisition Agreement and the related Pending Projects Option Agreement to be entered into by the parties thereto upon the approval of certain transactions by the Company's shareholders.

      1.66 "PARTNERSHIP INTEREST" means, as to a Partner, the fractional part of the Partnership Interests owned by such Partner and expressed as a percentage as specified in Appendix I, as such Appendix may be amended from time to time.

      1.67 "PERMITTED PARTNERS" has the meaning set forth in Section 1(b) of Appendix II.

      1.68 "PERMITTED TRANSFEREE" means any person to whom L.P. Units are Transferred in accordance with Section 11.3 of this Agreement.

      1.69 "PERSON" means an individual or Entity.

      1.70 "PRECONTRIBUTION GAIN" has the meaning set forth in Section 3(c) of Appendix II.

      1.71 "PUT RIGHTS" shall have the meaning provided in Section 8.7.

      1.72 "PROTECTIVE PROVISIONS EXPIRATION DATE" means the date on which the members of the Berg Group own less than 15% of the Common Stock, treating all Equity Securities of the Company and all L.P. Units owned by such members as Common Stock outstanding for this purpose.

      1.73 "PROPERTIES" has the meaning given such term in the Acquisition Agreement.

      1.74 "QUARTER" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

      1.75 "REGULATIONS" means the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      1.76 "REIT" means a real estate investment trust as defined in Section 856 of the Code.

      1.77 "REIT REQUIREMENTS" means all of the requirements imposed under the Code on any entity seeking to qualify and remain qualified as a REIT.

      1.78 "RESTRICTED PARTNER" has the meaning set forth in Section 1(b) of Appendix II.

      1.79 "SEC" means the U.S. Securities and Exchange Commission.

      1.80 "SECURITIES ACT" means the Securities Act of 1933, as amended.

      1.81 "STOCK OPTION PLAN" means the Company's 1997 Stock Option Plan and any other plan adopted from time to time by the Company pursuant to which shares of Common Stock are issued, or options to acquire shares of Common Stock are granted, to consultant, employees or directors of the Company, the Operating Partnership or their respective Affiliates in consideration for services or future services.

      1.82 "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the Voting Securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

      1.83 "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

      1.84 "TAX ITEMS" has the meaning set forth in Appendix II.

      1.85 "TERMINATING CAPITAL TRANSACTION" means any Change of Control Transaction.

      1.86 "TOTAL MARKET CAPITALIZATION" means the market value of the outstanding Common Stock determined as if all L.P. Units in the Operating Partnership had been converted into Common Stock at the Exchange Factor plus the total debt of the Company and the Operating Partnership.

      1.87 "TRANSFER" as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

      1.88 "UNIT" means an equal undivided interest in all of the outstanding Partnership Interests.

      1.89 "UNITED STATES PERSON" means a holder of L.P. Units who is an individual who is a citizen or resident of the United States; a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any State; an estate the income of which from sources without the United States is includable in gross income for United States federal income tax purposes; a trust the primary supervision of which is exercisable by a court within the United States and having one or more United States fiduciaries with authority to control all substantial decisions of such trust; and any

Person whose income or gain in respect of the L.P. Units is effectively connected with the conduct of a United States trade or business.

      1.90 "VOTING SECURITIES" means any Equity Security which entitles the holder thereof to vote on all matters submitted for a vote of equity holders by the issuer of such Equity Security, including the right to vote for directors in the case of a corporation.

      Certain additional terms and phrases have the meanings set forth in Appendix II.

ARTICLE 2. ORGANIZATIONAL MATTERS.

      2.1 CONTINUATION. The Partners hereby agree to continue the Partnership under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

      2.2 NAME. The name of the Partnership shall be Mission West Properties, L.P. [ ]. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary to comply with the laws of any jurisdiction. The General Partner in its sole and absolute discretion may, upon 5 days' prior written notice to the Limited Partners, change the name of the Partnership.

      2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1029 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be 10050 Bandley Drive, Cupertino, California 95014, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      2.4  POWER OF ATTORNEY.

      A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

           (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including, without limitation, any documents necessary or advisable to convey any Contributed Property to the Partnership; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13, or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and

           (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

      Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with
Article 14, or as may be otherwise expressly provided for in this Agreement.

      B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's L.P. Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the

Liquidator, within 15 days after receipt of the General Partner' s or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

      2.5 TERM. The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2048, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3. PURPOSE.

      3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act including, without limitation, to engage in the following activities: to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the Properties, and the Pending Development Projects; to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes.

      3.2 POWERS. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business for which it has been formed and for the protection and benefit of the Partnership; provided, that the Partnership shall not take, and shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT; (ii) could subject the Company to any additional taxes under
Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the Company, if not the General Partner, and the L.P. Unit Majority.

ARTICLE 4. CAPITAL CONTRIBUTIONS.

      4.1  CAPITAL CONTRIBUTIONS OF THE PARTNERS.

      A. At the time of the execution of this Agreement, the Partners have made the Adjusted Contributions, or shall make the Capital Contributions contemplated by the Acquisition Agreement, as set forth in Appendix I to this Agreement. Each Limited Partner shall own L.P. Units in the amount set forth for such Partner in Appendix I and shall have a Percentage Interest in the Partnership as set forth in Appendix I, which shall be adjusted in Appendix I from time to time by the General Partner to the extent necessary to reflect accurately exchanges, additional Capital Contributions, the issuance of additional Partnership Interests, the exercise of Put Rights with respect to L.P. Units or similar events having an effect on any Partner's Percentage Interest.

      B. The number of Units held by the General Partner, in its capacity as general partner, shall be deemed to be the General Partner Interest. Except as provided in Sections 4.2, 10.5 and 13.3, the Partners shall have no obligation to make any additional Capital Contributions.

      4.2  ADDITIONAL FUNDS; RESTRICTIONS ON COMPANY.

      A. The sums of money required to finance the business and affairs of the Partnership shall be derived from the initial Capital Contributions made to the Partnership by the Company as set forth in the Acquisition Agreement and from funds generated from the operation and business of the Partnership including, without limitation, distributions directly or indirectly received by the Partnership from Available Cash provided by the Operating Partnership. In the event additional financing is needed from sources other than as set forth in the preceding sentence for any reason, subject to the provisions of Sections 8.8 and 8.9, the General Partner may, in its discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate, obtain additional funds for the Operating Partnership which shall be allocated to each of the partnerships included therein, including the Partnership, pro rata in proportion to the ratio of the number of Units then outstanding in each such Partnership to the total number of L.P. Units then outstanding in the Operating Partnership taken as a whole ("Pro Rata Share"). Accordingly, to the extent of such Pro Rata Share of the Partnership and subject to Section 8.9 and any other limitations contained in this Agreement or the Acquisition Agreement, the General Partner may, (i) cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3; (ii) make additional Capital Contributions to the Partnership (subject to the provisions of Section 4.2B); (iii) cause the Partnership to borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis; or
(iv) make loans to the Partnership (subject to Section 4.2B). In no event shall the Limited Partners be required to make any additional Capital Contributions or any loan to, or otherwise provide any financial accommodation for the benefit of, the Partnership pursuant to any such permitted action by the General Partner, except insofar as a Limited Partner has exercised its New Equity Financing Right pursuant to Section 8.8.

      B. Except as agreed otherwise at the time by vote or written consent of the L.P. Unit Majority: (i) the Company shall lend to the Partnership its Pro Rata Share of the proceeds of or consideration received by the Company from all loans and advances to the Company pursuant to any financial borrowing arrangement on the same financial terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such loans and advances to the Company (which the Partnership may, in turn, lend to any other partnership constituting part of the Operating Partnership); (ii) in the case of Equity Securities senior or junior to the Common Stock as to dividends and distributions on liquidation, which are not convertible into Common Stock as of the issuance date, the Company shall contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and shall receive from the Partnership, new Partnership Interests in the Partnership in consideration therefor with the same financial terms and conditions, including dividend, dividend priority, liquidation preference, conversion and redemption rights, as are applicable to such Equity Securities; (iii) in the case of Common Stock, or other Equity Securities convertible into Common Stock as of the issuance date, including, without limitation, shares of Common Stock or other Equity Securities issued upon exercise of options issued under the Stock Option Plan or any other Employee Benefit Plan of the Company, the Company shall contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and shall receive from the Partnership a number of additional Units of General Partner Interest in consideration therefor equal to the product of (x) the number of shares of Common Stock or other Equity Securities issued by the Company, multiplied by (y) the Exchange Factor in effect on the date of such contribution; and (iv) in the case of Common Stock or other Equity Securities issued upon the exercise or surrender of rights under a stock option, warrant, or any other right for which the Company does not receive proceeds, and issues less than the number of shares of Common Stock or other Equity Securities subject to such option, warrant or other right to the holder thereof retaining the excess of such shares as payment of the purchase price (a "net exercise"), or where the Company uses the proceeds received pursuant to a Dividend Reinvestment Plan to acquire shares of Common Stock or other Equity Securities to be issued to the shareholder exercising such right, the Company shall receive from the Partnership a number of additional Units of General Partner Interest equal to the actual number of shares of Common Stock or other Equity Securities so issued to the shareholder multiplied by the Exchange Factor.

      4.3 ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS; ADMISSION OF ADDITIONAL LIMITED PARTNERS. In addition to any Partnership Interests issuable by the Partnership pursuant to Section 4.2, and subject to the provisions of Sections
8.8 and 8.9, the General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options therefor) in the form of L.P. Units or other Partnership Interests senior or junior to the L.P. Units to any Persons at any time or from time to time, for consideration per Unit of Partnership Interest not less than the Common Stock Price determined at the initial issuance date divided by the Exchange Factor, and on such other terms and conditions, as the General Partner shall establish provided, however, that (i) each partnership included in the Operating Partnership shall effect its Pro Rata Share of such issuance, (ii) such issuance does not cause the Partnership to become, with respect to any Employee Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code); and (iii) such issuance does not cause any portion of the assets of the Partnership to constitute assets of any Employee Benefit Plan subject to Section 2510.3-101 of the regulations of the United States Department of Labor. Subject to the limitations set forth in the preceding sentence, the General Partner may take such steps as it, in its reasonable discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership, including, without limitation, amending the Certificate, Appendix I or any other provision of this Agreement.

      4.4 REPURCHASE OF COMPANY EQUITY SECURITIES. In the event the Company shall elect to purchase from its shareholders shares of Common Stock for the purpose of delivering such shares to satisfy an obligation under any Dividend Reinvestment Plan or Employee Benefit Plan adopted by the Company, or shall repurchase any other Equity Securities of the Company pursuant to any other share repurchase obligation or arrangement undertaken by the Company with any Company shareholder, including preferred stock redemptions, the purchase price paid by the Company for such shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the Company, subject to the condition that: (i) if such shares subsequently are to be sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such shares of Common Stock or other Equity Securities (provided that an exchange of shares of Common Stock for L.P. Units pursuant to the Exchange Rights Agreement would not be considered a sale for such purposes); and (ii) if such shares are not re-transferred by the Company within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel the number of Units of General Partner Interest held by the Company determined by multiplying (x) the quotient obtained by dividing the total amount deemed paid by the Partnership by the Common Stock Price determined as of the repurchase date, by (y) the Exchange Factor in effect on the date of such repurchase.

      4.5 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

      4.6 NO INTEREST; NO RETURN. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided in Section 8.7 or Article 13 of this Agreement, or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

ARTICLE 5. DISTRIBUTIONS.

      5.1 REGULAR  DISTRIBUTIONS.  Except for distributions  pursuant to Section
13.2 in connection with the dissolution and liquidation of the Partnership, and subject to the provisions of Sections 5.3, 5.4 and 5.5, the General Partner shall cause the Partnership to distribute, from time to time as determined by the General Partner, but in any event not less frequently than once each Quarter, the Partnership's Pro Rata Share of all Available Cash, to the Partners, in accordance with each Partner's respective Percentage Interest; provided, however, that in no event may a Limited Partner receive a distribution of Available Cash with respect to a L.P. Unit, if such Limited Partner is entitled to receive a distribution out of such Available Cash with respect to a share of Common Stock for which such L.P. Unit has been exchanged.

      5.2 QUALIFICATION AS A REIT. The General Partner shall be entitled to cause the Partnership to distribute to the General Partner the Partnership's Pro Rata Share of Available Cash distributed by the Operating Partnership to enable the General Partner to pay shareholder dividends that will (i) satisfy the REIT Requirements for distributions to shareholders, and (ii) avoid any federal income or excise tax liability of the General Partner; provided, however, the General Partner is not bound to comply with this covenant to the extent such distributions would violate applicable Delaware law.

      5.3 WITHHOLDING. With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act or status of any Partner or to which the Partnership becomes subject with respect to any Unit, the Partnership shall have the right to withhold amounts of Available Cash distributable to such Partner or with respect to such Units, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.5.

      5.4 ADDITIONAL PARTNERSHIP INTERESTS. If the Partnership issues Partnership Interests in accordance with Section 4.2 or 4.3 which are entitled to certain distribution priorities, Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Appendix II.

      5.5 DISTRIBUTIONS UPON LIQUIDATION. Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

ARTICLE 6. ALLOCATIONS.

      The Net Income, Net Loss, and other Partnership items of income, gain, loss, deduction or credit as provided under the Code, shall be allocated pursuant to the provisions of Appendix II, as amended from time to time.

ARTICLE 7. MANAGEMENT AND OPERATION OF BUSINESS.

      7.1  MANAGEMENT.

      A. Except as otherwise expressly provided in this Agreement, and subject to the provisions of Section 8.9, all management powers over the business and affairs the

Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners, with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to make contracts, sign documents, conduct litigation, acquire and convey property, hire employees, consultants and professionals, raise capital, borrow funds, incur liabilities, invest funds, comply with all applicable laws, and do all other things deemed necessary or desirable by the General Partner to conduct the business of the Partnership on behalf of the Partnership; to exercise all powers set forth in Section 3.2, and to effectuate the purposes set forth in Section 3.1, provided that any exercise of the foregoing rights and powers must be consistent with the REIT Requirements.

      B. Except as provided in Section 8.9, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

      C. At all times from and after the date hereof, in accordance with the provisions of the Acquisition Agreement, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time. Such accounts may include funds of the General Partner and the other partnerships in the Operating Partnership, which the General Partner shall be free to commingle.

      D. In exercising its authority under this Agreement, the General Partner shall take into account the tax consequences to any Partner of any action taken by it and shall select the alternative which appears at the time to present the least adverse tax consequences to the Limited Partners. By way of example, but not of limitation: If the General Partner decides to refinance (directly or indirectly) any outstanding indebtedness of the Partnership, the General Partner shall use reasonable efforts to structure such refinancing in a manner that minimizes any adverse tax consequences resulting therefrom to the Limited Partners. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of a necessary action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement where avoiding the resulting adverse tax consequences to a Limited Partner was not reasonably practicable under the circumstances.

      7.2 CERTIFICATE OF LIMITED PARTNERSHIP. The General Partner shall file the amended Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5A(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

      7.3  REIMBURSEMENT OF THE GENERAL PARTNER AND THE COMPANY.

      A. Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

      B. The General Partner, shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it in its name. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.6.

      7.4 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER. The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition, development and disposition of Partnership Interests and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

      7.5  CONTRACTS WITH AFFILIATES.

      A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

      B. Except as provided in Section 7.4, the Partnership may Transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

      C. Except as expressly permitted by this Agreement or otherwise contemplated by the Acquisition Agreement, neither the General Partner nor any of its Affiliates shall sell, Transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

      D. Except as provided otherwise in Section 8.9, the General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, Employee Benefit Plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any Subsidiaries of the Partnership.

      E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a "right of first opportunity" or "right of first offer" arrangement, non-competition agreements and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

      7.6  INDEMNIFICATION.

      A. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the Company as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), except with respect to Partnership debt
that has been assumed or guaranteed by an Indemnitee in its capacity as a Limited Partner. The General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

      B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.
      C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, under the Company's Articles of Incorporation, as a matter of law, or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

      D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      E. For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an Employee Benefit Plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an Employee Benefit Pan pursuant to applicable law shall constitute fines within the meaning of this Section 7.6; and actions taken or omitted by the Indemnitee with respect to an Employee Benefit Plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participant and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

      F. In no event may an Indemnitee subject any of the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      H. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      I. The provisions of this Section 7.6 shall be inapplicable to any investigation, claim, suit, or proceeding, or the portion thereof, which concerns claims for breach of contract between the Partnership and a Person contracting other than in such Person's capacity as a Partner, or as an officer or director of the General Partner.

      J. No provision of this Section 7.6 shall be construed as permitting any contract or transaction which is prohibited by the provisions of Section 9.2(b) of the Acquisition Agreement.

      7.7  LIABILITY OF THE GENERAL PARTNER.

      A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, if the General Partner acted in good faith; provided, however, the foregoing shall not be deemed to exculpate the Company from any liability the Company may have under the Acquisition Agreement.

      B. Subject to its  obligations  and duties as General Partner set forth in
Section 7.1A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agent. The General Partner shall not be liable for any acts or omissions on the part of any such agent, except in circumstances for which the General Partner may be liable under Section 7.7A or would not be subject to indemnification under Section 7.6.

      C. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      7.8 LIMITED PARTNERS' RIGHT TO BRING DERIVATIVE LAWSUITS. Any Limited Partner may bring an action on behalf of the Partnership, as permitted under the Act and the laws of the State of Delaware, to recover a judgment in favor of the Partnership if the General Partner has refused to bring the action or if an effort to cause the General Partner to bring the action is not likely to succeed.

      7.9  OTHER MATTERS CONCERNING THE GENERAL PARTNER.

      A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

      D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT; or (ii) to avoid the Company incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

      7.10 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership asset for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      7.11 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8. RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.

      8.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Sections 10.5 and 13.3 hereof, or under the Act. Notwithstanding the preceding sentence, each Limited Partner shall have the right, but not the obligation, to guarantee a portion of the indebtedness of the Partnership in accordance with the terms of the Acquisition Agreement.

      8.2 MANAGEMENT OF BUSINESS. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      8.3 OUTSIDE ACTIVITIES OF LIMITED PARTNERS. Subject to any agreements entered into pursuant to Section 7.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries including the Acquisition Agreement, any Limited Partner (other than the Company) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the Company) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee which are permitted within the scope of this Section 8.3. None of the Limited Partners (other than the Company) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

      8.4 RETURN OF CAPITAL. Except in connection with the exercise of Exchange Rights or Put Rights, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Appendix II, or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

      8.5  RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP.

      A. In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5B hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner' s own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time): (i) to obtain a copy of the most recent annual and quarterly reports filed by the Company with the SEC pursuant to the Exchange Act; (ii) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year; (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner; (iv) to obtain a copy of this Agreement and the Certificate and all amendments and/or restatements thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments and/or restatements thereto have been executed; and (v) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

      B. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other confidential information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the Company or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

      8.6 EXCHANGE RIGHTS. The Limited Partners may exchange all or a portion of their L.P. Units for shares of Common Stock on the terms and subject to the conditions and restrictions contained in the Exchange Rights Agreement.

      8.7  PUT RIGHTS.

     A. Upon the terms and subject to the conditions of this Agreement, each Limited Partner (other than Carl E. Berg and Clyde J. Berg with respect to all L.P. Units owned by them beneficially as of the Effective Date) shall have the right to tender to the Partnership outstanding L.P. Units no more than once during any 12-month period commencing after December 29, 1999. The Partnership shall purchase properly tendered L.P. Units for cash at a price (the "Tender Price") equal to the average market value of the Common Stock price as of the date the Limited Partner delivers to the General Partner, at the address provided in Appendix II, a completed and duly executed Letter of Transmittal in the form attached as Exhibit A to the Exchange Rights Agreement, and any other documents required by the Letter of Transmittal. Only a tender in this manner will constitute a valid tender of L.P. Units pursuant to this Section 8.7A. The General Partner shall make all determinations as to the validity and form of any tender of L.P. Units in accordance with the provisions of this Agreement, and upon rejection of a tender, shall give the tendering holder written notice of such rejection, which shall include the reasons therefor. Unless otherwise agreed by the General Partner or as provided in Section 8.7C, tenders of L.P. Units pursuant to this Section 8.7A shall be irrevocable and shall not be subject to withdrawal or modification.

      B. Within 15 days after the valid tender of L.P. Units pursuant to Section 8.7A, the Company may make an election to purchase such L.P. Units itself with cash of the Company (the "Cash Election"). If with respect to any tender of L.P. Units pursuant to this Section 8.7, the Company makes the Cash Election, then within 90 days after such tender the Company shall pay to the tendering Limited Partner an aggregate amount of cash equal to the purchase price of the tendered L.P. Units with available cash, borrowed funds or the proceeds of an offering of new shares of Common Stock. Upon acquiring the L.P. Units, the Company may cause the Partnership to retire the L.P. Units and convert them to the same number of Units of General Partner Interest, and the General Partner shall amend Appendix I accordingly.

C. Notwithstanding the foregoing, if the purchase price for the L.P. Units tendered by a Limited Partners in one year exceeds $1,000,000, the Partnership or the Company shall be entitled to reduce proportionally the number of L.P. Units to be acquired from each Tendering Partner so that the total purchase price does not exceed $1,000,000 if the Company so elects. In addition, if the Company does not timely make the Cash Election, the Partnership shall deliver the purchase price for the tendered L.P. Units to the Limited Partner within 45 days after the Letter of Transmittal was delivered to the General Partner. The General Partner may defer payment of the purchase price until such time not to exceed 120 days after the valid tender of L.P. Units pursuant to Section 8.7A as the Partnership has adequate Available Cash after payment of the purchase price, in the reasonable judgment of the General Partner, to fund current distributions necessary for the Company to satisfy the REIT Requirements following the waiver by the Company of its right to make the Cash Election. In such event, the General Partner shall give the tendering Limited Partner written notice of its decision to defer the payment with a calculation supporting the General Partner's determination within 20 days after the Letter of Transmittal was delivered to the General Partner. Upon receiving such notice, the Limited Partner may withdraw the tender. In addition, the Limited Partner may instead exercise its rights under the Exchange Rights Agreement. If a Limited Partner tenders L.P. Units pursuant to this Section 8.7, the Limited Partner shall pay the amount of any additional documentary, stamp or similar issue or transfer tax which is due, and shall be responsible for all income or other taxes as a result of such exchange.

      D. Each tender of L.P. Units shall constitute a representation and warranty by the tendering Limited Partner of each of the representations and warranties set forth in the form of Letter of Transmittal.

      E. Until the holder of L.P. Units tendered pursuant to Section 8.7 has received cash in exchange therefor, such Limited Partner shall continue to hold and own such L.P. Units for all purposes of this Agreement.

      8.8  NEW EQUITY FINANCING RIGHTS.

      A. If the General Partner determines that it is in the best interests of the Partnership to obtain additional funds through the issuance of additional Partnership Interests, the General Partner shall first offer to the Limited Partners in each of the partnerships comprising the Operating Partnership, including the Partnership, the right of first refusal to purchase that portion of such additional Partnership Interests which their respective numbers of L.P. Units bear to the total number of outstanding L.P. Units in the Operating Partnership. The General Partner shall make this offer pursuant to a written notice describing the offering price, class or series of Partnership Interest, and all other material terms of the offer. Such notice shall be sent to each Limited Partner at the address reflected in Appendix I, as amended. The Limited Partners shall have 10 days from the date of such notice to elect to purchase any such additional Partnership Interests. Such election shall be made pursuant to a written subscription form specifying the number of Units of additional Limited Partnership Interests the Limited Partner intends to acquire and the total purchase price therefor, and shall be signed by the Limited Partner and delivered to the General Partner at the address set forth on Appendix I. After such 10-day period, the General Partner shall be free to offer any additional Limited Partnership Interests on substantially similar terms to non-Partners and Partners alike.

      B. The foregoing right of the Limited Partners to acquire additional equity interests offered by the Partnership ("New Equity Financing Right") shall not apply to any offering (i) which is part of a transaction in which the Limited Partners had the ability to exercise their New Equity Financing Rights under the Acquisition Agreement with respect to an offering of Equity Securities by the Company, (ii) in connection with a merger or other business combination subject to approval by the L.P. Unit Majority pursuant to Section 8.9, (iii) to a Person in connection with the acquisition of property or services by the Partnership from such Person, or (iv) of any Partnership Interest upon conversion of an outstanding Equity Security of the Partnership, any Partnership Subsidiary, or the Company.

      8.9  MATTERS REQUIRING L.P. UNIT MAJORITY APPROVAL.

      The consent of the L.P. Unit Majority will be required with respect to the following actions involving the Partnership: (i) the material amendment, modification or termination of the Agreement; (ii) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee for any of the assets of the Partnership; (iii) the institution of any proceeding for bankruptcy of the Partnership; (iv) the Transfer of any General Partnership Interests, including transfers attendant to any merger, consolidation or liquidation of the Company except as otherwise provided in 11.2C; (v) the admission of any additional or substitute General Partner in the Partnership; and (vi) a Change of Control Transaction. In addition, until the Protective Provisions Expiration Date, the consent of the L.P. Unit Majority will also be required with respect to: (i) any Terminating Capital Transaction; (ii) the dissolution and liquidation of the Partnership; and (iii) the Partnership's issuance of Limited Partner

Interests having seniority over the L.P. Units with respect to distributing assets, and voting rights.

      8.10 APPROVAL OF CERTAIN TAXABLE SALES. Until the earlier of the tenth anniversary of the closing of the Berg Acquisition and the Protective Provisions Expiration Date, the General Partner must obtain the prior written consent of Carl E. Berg, and upon Carl Berg's death if prior to the expiration of this provision, Clyde J. Berg, before effecting any sale or other transfer of any of the Properties identified on Schedules 1, 2, 3 or 5 to the Acquisition Agreement on behalf of the Partnership which results in the recognition of taxable income by any member of the Berg Group under the Code. Until the earlier of the tenth anniversary of the Berg Acquisition and the date on which John T. Kontrabecki ceases to beneficially own at least 750,000 L.P. Units, the General Partner shall obtain his prior written consent prior to effecting any sale or other transfer of any of the Properties (identified in Schedules 4 or 5 to the Acquisition Agreement) as owned by Kontrabecki, Triangle Partners, or Berg Ventures II, which will result in the recognition of taxable income by Kontrabecki under the Code.

ARTICLE 9. BOOKS, RECORDS, ACCOUNTING AND REPORTS.

      9.1  RECORDS AND ACCOUNTING.

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to comply with applicable REIT Requirements and to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5A and 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP, or such other basis as the General Partner determines to be necessary or appropriate.

      9.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

ARTICLE 10.     TAX MATTERS.

      10.1 PREPARATION OF TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all Partnership returns for federal and state income tax purposes and shall use all reasonable efforts to furnish, within sixty (60) days of the close of each taxable year, the tax information reasonably required by Limited Partners for their federal and state income tax reporting purposes.

      10.2 TAX ELECTIONS. The General Partner shall elect for the Partnership to be considered a limited partnership on all applicable federal and state income tax returns to be filed by the Partnership. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any other available election pursuant to the Code. Notwithstanding the above, in making any such tax election the General Partner shall take into account the tax consequences to the Limited Partners resulting from any such election. The General Partner shall make such tax elections on behalf of the Partnership as the L.P. Unit Majority request, provided that the General Partner believes that such election is not adverse to the interests of the General Partner, including its interest in preserving its qualification as a REIT under the Code. In addition, the General Partner shall elect the
"traditional method" of making Section 704(c) allocations pursuant to Regulations Section 1.704-3 with respect to each Property under the Acquisition Agreement. The General Partner shall have the right to seek to revoke any tax election it makes (other than the election to use the traditional method of making the Section 704(c) allocations described in this Section 10.2), including, without limitation, the election under Section 754 of the Code, upon the General Partner' s determination, in its sole and absolute discretion, that such revocation is in the best interests of the Limited Partners taken as a whole and with the approval of the L.P. Unit Majority until the Protective Provisions Expiration Date. All such elections and determinations may be made on a Property-by-Property basis, and the General Partner shall be required to analyze the impact of all such elections and determinations on that basis.

      10.3 TAX MATTERS PARTNER.

      A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and Percentage Interest of each of the Limited Partners and the Assignees; provided, that such information is provided to the Partnership by the Limited Partners and the Assignees.

      B. The tax matters partner is authorized, but not required:

           (1) to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

           (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

           (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

           (4) to file a request for an administrative adjustment with the Internal Revenue Service and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

           (5) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

           (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

      The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in

     Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

      C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

      10.4 ORGANIZATIONAL EXPENSES. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

      10.5 WITHHOLDING. Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the amount of Available Cash which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner' s Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.5, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event, the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amount payable by a Limited Partner hereunder shall bear interest at the highest base or prime rate of interest published from time to time by any of Wells Fargo Bank, N.A., plus 4 percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11.     TRANSFERS AND WITHDRAWALS.

      11.1 TRANSFER.

      A. The term "Transfer," when used in this Article 11 with respect to a Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person. The term "Transfer" when used in this Article 11 does not include any exchange of L.P. Units for shares of Common Stock pursuant to the Exchange Rights Agreement.

      B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

      11.2 TRANSFER OF THE COMPANY'S PARTNERSHIP INTERESTS.

      A. The General Partner may not withdraw as General Partner or transfer its General Partner Interest or Limited Partner Interest unless (i) the L.P. Unit Majority (excluding L.P. Units held by the Company) consents to such Transfer or withdrawal, or (ii) such Transfer is to an entity which is wholly-owned by the Company and is a Qualified REIT Subsidiary under Section 856(i) of the Code.

      B. In the event the General Partner withdraws as General Partner in accordance with Section 11.2A, the General Partner's General Partner Interest shall immediately be converted into a Limited Partner Interest.

      11.3 LIMITED PARTNERS' RIGHTS TO TRANSFER.

      A. Subject to the provisions of this Section 11.3, a Limited Partner (other than the Company) may, without the consent of the General Partner:

           (a) if such Limited Partner is a partnership or a limited liability company, Transfer such Limited Partner's L.P. Units to any partner of such Limited Partner or any member of such limited liability company;

           (b) Transfer such Limited Partner's L.P. Units to any other Limited Partner; and

           (c) pledge such Limited Partner's L.P. Units to any financial institution as collateral for any loan with respect to which such Limited Partner is personally liable.

      B. Subject to the provisions of this Section 11.3, a Limited Partner may Transfer any of such Limited Partner's L.P. Units, other than in accordance with
Section 11.3A, only with the prior written consent of the General Partner which may be withheld in its sole discretion.

      C. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

      D. No Transfer by a Limited Partner of its L.P. Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation; (ii) such Transfer would cause the Partnership to become, with respect to any Employee Benefit Plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (iii) such Transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any Employee Benefit Plan pursuant to Department of Labor Regulations Section 2510.2-101; (iv) such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA; or (v) such Transfer is a sale or exchange, and such sale or exchange would, when aggregated with all other sales and exchanges during the 12-month period ending on the date of the proposed Transfer, result in a Change of Control Transaction.

      E. Subject to the  foregoing  provisions  of Section 11.3 and the terms of
Section 12.2, a Limited Partner may transfer L.P. Units to an Affiliate and have such Affiliate become a Limited Partner.

      In addition to the conditions set forth in Sections 11.3D, 11.4, and 12.2 any Transfer pursuant to this Article 11 is subject to the following conditions:

                (1) unless such Transfer is being made pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 or Rule 144A thereunder, the transferring Limited Partner shall deliver to the Company a notice with respect to the proposed transfer, together with an opinion of counsel in form and substance satisfactory to the General Partner prepared by counsel reasonably satisfactory to the General Partner (which shall include, without limitation, counsel to each of the Limited Partners as of the date hereof), to the effect that an exemption from registration and qualification under such Securities Act is available;

                (2) the transferring Limited Partner and its transferee shall each provide a certificate to the General Partner, in form and substance satisfactory to the General Partner, to the effect that (i) the proposed transfer will not be effected on or through (a) a United States national, regional or local securities exchange, (b) a foreign securities exchange or (c) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the Nasdaq) by electronic means or otherwise, and (ii) it is not, and the proposed transfer will not be made by, through or on behalf of, (a) a Person who regularly quotes equity interests in the Partnership, such as a broker or dealer making a market in equity interests in the Partnership or (b) a Person who regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to equity interests in the Partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; PROVIDED, HOWEVER, that such certificate shall not be required for any transfer in connection with a registered public offering;

                (3) the transferee must be a United States Person for federal income tax purposes; and

                (4) such transfer must not cause the Partnership to terminate or lose its status as a partnership for tax purposes.

      F. If it shall become unlawful for any Limited Partner to continue to hold some or all of the L.P. Units held by such Limited Partner, or by reason of legal or regulatory restrictions the cost to such Limited Partner to continue to hold such L.P. Units (in relation to the value of such L.P. Units to such Limited Partner) has, in the reasonable judgment of such Limited Partner, significantly increased, such Limited Partner may, at any time following the date three business days after the delivery by such Limited Partner to the General Partner a notice of the existence of any such restriction, Transfer all or any portion of the L.P. Units held by such Limited Partner free of any restrictions imposed under this Agreement (other than those restrictions required by federal or state laws, including securities, and tax, laws, and subject to the prospective transferee meeting the requirements of Section 12.2, and provided that the transferee Limited Partner shall hold its L.P. Units subject to all of the terms of this Agreement); but only if such Limited Partner cannot then exercise its Exchange Rights or Put Rights for cash, and the Company has notified the Limited Partner that the Company will not register for offer and sale all shares of Common Stock issued upon the exercise of the Exchange Rights within 90 days. In connection therewith, the Company shall assist such Limited Partner in disposing of the L.P. Units held by it in a prompt and orderly manner, and (at the request of such Limited Partner) make available (and authorize such Limited Partner to make available through the Company) financial and other information concerning the Company and its Subsidiaries (including, without limitation, the information described in Rule 144A(d)(4)) to any prospective purchaser of such L.P. Units (it being agreed that such prospective purchaser shall be either an "accredited investor" within the meaning of Rule 501 (a) under the Securities Act or a "qualified institutional buyer" within the meaning of Rule 144A(d)(1) under such Act to the extent that such L.P. Units are "restricted securities" as such term is defined in Rule 144). The Company may require that each such prospective purchaser keep confidential, pursuant to customary confidentiality requirements, any information received by it pursuant to this provision.

      11.4 SUBSTITUTED LIMITED PARTNERS. The General Partner shall have the right to consent to the admission of a transferee who receives L.P. Units pursuant to Section 11.3A, C, or E, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

      11.5 ASSIGNEES. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered  an Assignee for  purposes of this  Agreement.  An Assignee  shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses and any other Tax Items with respect to the L.P. Units assigned to such transferee, but shall not be deemed to be a holder of L.P. Units for any other purpose under this Agreement, and shall not be entitled to vote such L.P. Units in any matter presented to the Limited Partners for a vote (such L.P. Units being deemed to have been voted on such matter in the same proportion as all other L.P. Units held by Limited Partners are voted). In the event the Assignee desires to make a further assignment of any such L.P. Units, such Assignee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of L.P. Units.

      11.6 EFFECT OF  PROHIBITED  TRANSFER.  Any  transfer  made in violation of
Article 11 shall be null and void and of no force and effect.

      11.7 GENERAL PROVISIONS.

      A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner' s L.P. Units in accordance with this Article 11, or pursuant to the tender or exchange of all of its L.P. Units pursuant to the exercise of Put Rights or Exchange Rights.

      B. Any Limited Partner who shall Transfer all of its L.P. Units in a Transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such L.P. Units as Substituted Limited Partners. Similarly, any Limited Partner who shall Transfer all of its L.P. Units pursuant to a tender or exchange of all of its L.P. Units pursuant to the exercise of Put Rights or Exchange Rights shall cease to be a Limited Partner.

      C. Without the consent of the General Partner, permitted Transfers pursuant to this Article 11 may be made effective only as of the first day of a Quarter.

      D. If any Partnership Interest is transferred or assigned during the year in compliance with the provisions of this Article 11, or redeemed pursuant to
Section 8.7, or exchanged pursuant to the Exchange Rights Agreement on any day other than the first day of a Partnership Year, the Net Income, Net Losses, each item thereof, and all other Tax Items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the exchanging Partner, provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate. All distributions of Available Cash attributable to such L.P. Units with respect to which the Partnership Record Date is before the date of such transfer, assignment, or exchange shall be made to the transferor Partner or the exchanging Partner, as the case may be, and in the case of a Transfer or assignment other than an exchange, all distributions of Available Cash thereafter attributable to such L.P. Units shall be made to the transferee Partner.

ARTICLE 12.     ADMISSION OF PARTNERS.

      12.1 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor to all of the General Partner Interest pursuant to Article 11 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon the Transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement, the Acquisition Agreement, and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6D.

      12.2 ADMISSION OF ADDITIONAL AND SUBSTITUTED LIMITED PARTNERS.

      A. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement after the Effective Date and a Permitted Transferee pursuant to Article 11 shall be admitted to the Partnership as an Additional Limited Partner or a Substituted Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and the Acquisition Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

      B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner or a Substituted Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner or a Substituted Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

      C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each other Tax Item and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

      D. A transferee who has been admitted as a Substituted Limited Partner or an Additional Limited Partner shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

      12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Appendix I) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13.     DISSOLUTION, LIQUIDATION AND TERMINATION.

      13.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. In the event of the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

      (i)  the expiration of its term as provided in Section 2.5 hereof;

      (ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

      (iii)from and after the date of this Agreement through December 31, 2048, an election to dissolve the Partnership made by the General Partner, with the Consent of Limited Partners holding 66-2/3% or more of the L.P.
Units (including L.P. Units held by the Company);

      (iv) on or after January 1, 2049, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

      (v) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

      (vi) the sale of all or substantially all of the assets and properties of the Partnership;

      (vii)a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

      13.2 WINDING UP.

      A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by Limited Partners holding at least a majority of the Limited Partnership Interests (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of beneficial interest or other securities of the Company) shall be applied and distributed in the following order:

           (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

           (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

           (iii)Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners;

           (iv) Fourth, to the General Partner and Limited Partners to the extent of and in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods; and

           (v) The balance, if any, to the Partners according to their Percentage Interests.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

      B. Notwithstanding the provisions of Section 13.2A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

     (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

           (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2A as soon as practicable.

      13.3 OBLIGATION TO CONTRIBUTE DEFICIT. In the event the Partnership is "liquidated" within the meaning Section 1.704-1(b)(2)(ii)(G) of the Regulations, if any Partner's Adjusted Contributions are less than zero (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such Partner's Capital Account to zero in compliance with Regulations
Section 1.704-1(b)(2(ii)(B)(3).

      13.4 RIGHTS OF LIMITED PARTNERS. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Adjusted Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Adjusted Capital Contributions, distributions, or allocations.

      13.5 NOTICE OF DISSOLUTION. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners.

      13.6 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the liquidation of the Partnership' s assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      13.7 REASONABLE TIME FOR WINDING-UP. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

      13.8 WAIVER OF PARTITION. Each Partner hereby waives any right to partition of the Partnership property.

      13.9 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provisions of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(G) but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts, and if any Partner has an Adjusted Capital Account Deficit (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs) such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2(ii)(B)(3). Immediately thereafter, the Partners shall be deemed to have recontributed the property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

ARTICLE 14.     AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS.

      14.1 AMENDMENTS.

      A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners (other than the Company) holding in the aggregate 25% or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 8.9, 13.1C, 14.1B, 14.1C or 14.1D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding 50% or more of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Company).

      B. Notwithstanding any provisions of Sections 8.9 and 14.1A to the contrary, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

           (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

           (2)  to  reflect  the  admission,   substitution,   termination,   or
      withdrawal of Partners in accordance with this Agreement;

           (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.3 hereof;

           (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

           (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1B is taken.

      C. Notwithstanding provision of Section 14.1A and 14.1B to the contrary, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the Partner to receive distributions pursuant to
Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Article IV and Section 14.1B(3) hereof); (iv) cause the termination of the Partnership prior to the time set forth in Section 2.5 or 13.1; or (v) amend this Section 14.1C. Further, no amendment may alter the restrictions on the General Partner' s authority set forth in Section 13.1C without the Consent specified in that section.

      14.2 MEETINGS OF THE PARTNERS.

      A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners (other than the Company) holding 25% or more of the Partnership Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than 7 days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in
Section 14.1A hereof. Except as otherwise expressly provided in this Agreement, the consent of holders of a majority of the Percentage Interests held by Partners (including Limited Partnership Interests held by the Company) shall control.

      B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

      C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

      D. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Meetings of Partners may be conducted in the same manner as meetings of the shareholders of the Company and may be held at the same time, and as part of, meetings of the shareholders of the Company.

ARTICLE 15.     GENERAL PROVISIONS.

      15.1 ADDRESSES AND NOTICE. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee (including electronic mail and electronic facsimile transmission if delivery in that manner has been confirmed) at the address set forth in Appendix I or such other address of which the Partner shall notify the General Partner in writing.

      15.2 TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      15.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      15.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      15.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      15.6 CREDITORS. Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      15.7 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      15.8 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      15.9 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     15.10 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     15.11 ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

     15.12 GUARANTY BY THE COMPANY. The Company unconditionally and irrevocably guarantees to the Limited Partners the performance by the General Partner of the General Partner' s obligations under this Agreement. This guarantee is exclusively for the benefit of the Limited Partners and shall not extend to the benefit any creditor of the Partnership.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



GENERAL PARTNER:

MISSION WEST PROPERTIES, A CALIFORNIA CORPORATION


By: /s/ Michael J. Anderson
   ------------------------
   Michael J. Anderson
Its:  Vice President and Chief Operating Officer

LIMITED PARTNERS:

BERG & BERG ENTERPRISES, INC., A CALIFORNIA CORPORATION

By: /s/ Carl E. Berg
   ----------------------------
    Carl E. Berg
Its:  President


 /s/ Thelmer Aalgaard
--------------------------------
THELMER AALGAARD


/s/ Clyde J. Berg, Trustee
-------------------------------
CLYDE J. BERG, TRUSTEE, 1981
KARA ANN BERG TRUST



 /s/ Michael L. Knapp
-------------------------------
MICHAEL L. KNAPP


 /s/ Thelmer Aalgaard, Trustee
-------------------------------
THELMER AALGAARD, TRUSTEE OF
THE SONYA L. BERG TRUST


 /s/ Thelmer Aalgaard, Trustee
--------------------------------
THELMER AALGAARD, TRUSTEE OF
THE SHERRI L. BERG TRUST




KONTRABECKI ASSOCIATES I, A CALIFORNIA LIMITED PARTNERSHIP


By: /s/ John T. Kontrabecki
   ------------------------------
   John T. Kontrabecki
   Its: General Partner


TRIANGLE DEVELOPMENT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP

By: Berg Venture I
Its:  General Partner

     By: /s/ John T. Kontrabecki
        ------------------------
        John T. Kontrabecki
        Its: General Partner


BERG VENTURE II, A CALIFORNIA LIMITED PARTNERSHIP

By: /s/ John T. Kontrabecki
   -------------------------
   John T. Kontrabecki
Its:  General Partner


BACCARAT FREMONT DEVELOPERS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

By: /s/ Michael L. Knapp
   -------------------------
   Michael L. Knapp
Its:  Managing Member


BACCARAT CAMBRIAN, A CALIFORNIA GENERAL PARTNERSHIP

By: /s/ Carl E. Berg
   -------------------------
   Carl E. Berg
Its:  General Partner


DE ANZA OFFICE PARTNERS, A CALIFORNIA GENERAL PARTNERSHIP

By: /s/ Carl E. Berg
   -------------------------
   Carl E. Berg
Its:  General Partner



                                   APPENDIX I

         PARTNERS' [ADJUSTED] CONTRIBUTIONS AND PARTNERSHIP INTERESTS

=========================================================================================
  Name and                   Cash        Agreed       Total         LP       Percentage
   Address                Contributions Value of   Contribution    Units      Interest
  of Partner                           Contributed
                                        Property


=========================================================================================
GENERAL PARTNER

Mission West Properties                                                         10.91%
10050 Bandley Drive
Cupertino, CA 95014
=========================================================================================
LIMITED PARTNERS

Berg & Berg Enterprises,                                        4,542,121       30.7329%
Inc.,
10050 Bandley Drive
Cupertino, CA

Thelmer G. Aalgaard                                               302,567        2.0472%
10050 Bandley Drive
Cupertino, CA 95014

Clyde J. Berg, Trustee                                            998,472        6.7559%
1981 Karen Ann Berg Trust
10050 Bandley Drive
Cupertino, CA 95014

Michael L. Knapp                                                  100,856        0.6824%
10050 Bandley Drive
Cupertino, CA 95014

Thelmer Aalgaard, Trustee                                         297,524        2.0136%
of the Sonya L. Berg Trust
10050 Bandley Drive
Cupertino, CA 95014

Thelmer, Aalgaard, Trustee                                        297,524        2.0136%
of the Sherri L. Berg Trust
10050 Bandley Drive
Cupertino, CA 95014

Triangle Development                                              482,911        3.2674%
2255 Campus Drive, #100
San Mateo, CA 94403

Berg Venture II                                                 1,243,653        8.4147%
10050 Bandley Drive
Cupertino, CA 95014

Baccarat Fremont                                                1,216,290        8.2296%
Developers, LLC
10050 Bandley Drive
Cupertino, CA 95014

Baccarat Cambrian                                               2,878,152       19.4740%
10050 Bandley Drive
Cupertino, CA 95014

DeAnza Office                                                     806,846        5.4593%
10050 Bandley Drive
Cupertino, CA 95014

==========


* The Company's Cash Contribution shall be increased by all transaction costs paid by the Company out of the Company Cash pursuant to the Acquisition Agreement.


** To be completed upon final adjustment of accounts at July 1, 1998 and preparation of 1998 federal income tax return.


***   Upon contribution of additional properties by Carl E. Berg, he will become an additional limited partner with 3,061,427 L.P. Units.

                                   APPENDIX II



                      ALLOCATIONS OF PARTNERSHIP INTERESTS



1.    ALLOCATION OF NET INCOME AND NET LOSS.

      (a) NET INCOME. Except as otherwise provided in this Appendix II, Net Income (or items thereof) (other than Net Income, or items thereof, arising in connection with a Terminating Capital Transaction) for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

      (b) NET LOSS. Except as otherwise provided in this Appendix II, Net Loss (or items thereof) of the Partnership for each fiscal year or other applicable period shall be allocated to the Partners in accordance with the Partners' respective Percentage Interests. Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) allocated to a Partner under this subparagraph (b) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit, or increase the amount of an existing Adjusted Capital Account Deficit, as of the end of the fiscal year or other applicable period to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with each Permitted Partner's Percentage Interest.

      (c) TERMINATING CAPITAL TRANSACTION; LIQUIDATION. Allocations of Net Income or Net Loss (or items thereof) in connection with a Terminating Capital Transaction or Liquidation of the Partnership shall first be made so that, to the extent possible, each Partner's Capital Account balance is equal to such Partner's Adjusted Contribution, and the remainder of such Net Income or Net Loss (or items thereof) shall be allocated to the Partners in accordance with their Percentage Interests. Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) would be allocated to a Restricted Partner under this subparagraph (c), such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the Permitted Partners pro rata in accordance with each Permitted Partner's Percentage Interest.

      (d) RULES OF CONSTRUCTION.

           (1) CAPITAL ACCOUNT INCREASES. For purposes of making allocations pursuant to subparagraph 1(c) of this Appendix II, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of any Partnership Minimum Gain and Partner Minimum Gain remaining at the close of the fiscal period in respect of which such allocations are being made.

           (2) CHANGE IN PERCENTAGE INTERESTS. In the event any Partner's Percentage Interest changes during a fiscal year for any reason, including without limitation, the Transfer of any interest in the Partnership, the tax allocations contained in this Appendix II shall be applied as necessary to reflect the varying interests of the Partners during such year.

2.    SPECIAL ALLOCATIONS.

      Notwithstanding any provisions of paragraph 1 of this Appendix II, the following special allocations shall be made.

      (a) MINIMUM GAIN CHARGEBACK (NONRECOURSE LIABILITIES). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain to the extent required by Regulations
Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (j)(2) of the Regulations. This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

      (b) PARTNER  MINIMUM  GAIN  CHARGEBACK.  Except as  otherwise  provided in
Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704- 2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

      (c) QUALIFIED INCOME OFFSET. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

      (d) OTHER CHARGEBACK OF IMPERMISSIBLE NEGATIVE CAPITAL ACCOUNT. To the extent any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year, each such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 2(d) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Appendix II have been tentatively made as if this paragraph 2(d) were not in the Agreement.

      (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

      (f) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

      (g) INTENT OF ALLOCATIONS. The parties intend that the allocation provisions of this Appendix II shall result in final Capital Account balances of the Partners that initially are equal to each Partner's Adjusted Contribution and are then in proportion to the Partners' respective Percentage Interests, so that when liquidating distributions are made in accordance with such final Capital Account balances under Section 13.2A(4) hereof, such distributions will be able to return to each Partner its Adjusted Contribution and then will be made in proportion to the Partners' respective Percentage Interests. To the extent that such final Capital Account balances do not so reflect the provisions of this Appendix II, income and loss of the Partnership for the current year and future years, as computed for book purposes, shall be allocated among the Partners so as to result in final Capital Account balances reflecting the provisions of this Appendix II, and to the extent such allocations of items of income (including gross income) and deduction do not result in such final Capital Account balances, then, income and loss of the Partnership for prior open years, as computed for book purposes (or items of gross income and deduction of the Partnership for such years, as computed for book purposes) shall be reallocated among the Partners consistent with the foregoing. This subparagraph shall control notwithstanding any reallocation of income, loss, or items thereof, as computed for book purposes, by the Internal Revenue Service or any other taxing authority.

      (h) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

      (i) GROSS INCOME ALLOCATION. There shall be specially allocated to the General Partner an amount of Partnership income and gain during each Partnership Year or portion thereof, before any other allocations are made hereunder, which is equal to the excess, if any, of the cumulative distributions of cash made to the General Partner under Section 7.3B hereof over the cumulative allocations of Partnership income and gain to the General Partner pursuant to this Section (i) of this Appendix II.

3.    TAX ALLOCATIONS.

      (a) ITEMS OF INCOME OR LOSS. Except as is otherwise provided in this Appendix II, an allocation of Partnership Net Income or Net Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) ("Tax Items") that is taken into account in computing Net Income or Net Loss.

      (b) SECTION 1245/1250 RECAPTURE. If any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 3(b) shall not alter the amount of Net Income (or items thereof) allocated among the Partners, but merely the character of such Net Income (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

      (c) PRECONTRIBUTION GAIN. The Partnership may elect the traditional method of allocation contained in Section 1.704- 3(b) of the Regulations to take into account any variation between the adjusted basis and the fair market value of the Initial Contributed Property at the time of the contribution ("Precontribution Gain") on a Property-by-Property basis. By executing this Agreement, each Partner hereby agrees to report income, gain, loss and deduction on such Partner's federal income tax return in a manner that is consistent with the use of the traditional method of allocation with respect to the Initial Contributed Property. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under
Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution. Each Partner hereby agrees to report income, gain, loss and deduction on such Partner's federal income tax return in a manner consistent with the method used by the Partnership.

      (d) ALLOCATIONS RESPECTING SECTION 704(C) AND REVALUATIONS. If any asset has a Gross Asset Value which is different from the Partnership's adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), the allocations of Tax Items shall be made in accordance with the principles of
Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder, provided, however, that the General Partner shall elect with respect to each Initial Contributed Property, to allocate the income, gain, loss and deduction with respect to such Property using the "traditional method" described in Regulations Section 1.704-3(b) unless the majority of the Limited Partners affected thereby otherwise instruct the General Partner. The intent of this Section 3(d) and Section 3(c) above is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This Section 3(d) and
Section 3(c) are to be interpreted consistently with such intent.

      (e) EXCESS  NONRECOURSE  LIABILITY  SAFE HARBOR.  Pursuant to  Regulations
Section 1.752-3(a)(3), solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership (as defined in Regulations Section 1.752-3(a)(3)), the Partners' respective interests in Partnership profits shall be determined in accordance with each Partner's Percentage Interest; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of "excess nonrecourse liabilities" of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the "Liability Shortfall"). In the event there is an insufficient amount of nonrecourse liabilities to allocate to each Partner an amount of nonrecourse liabilities equal to the Liability Shortfall, then an amount of nonrecourse liabilities in proportion to, and to the extent of, the Liability Shortfall shall be allocated to each Partner.

      (f) REFERENCES TO REGULATIONS. Any reference in this Appendix II or the Agreement to a provision of proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.

      (g) SUCCESSOR PARTNERS. For purposes of this Appendix II, a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income, Net Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.

      (h) LIMITATION TO PRESERVE REIT STATUS. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership or any Partners to, for or with respect any Partner that is a REIT ("REIT Partner") or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Partner for purposes of
Section 856 (c)(2) or Section 856(c)(3) of the Code, then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Partner shall not exceed the lesser of:

           (i) an amount equal to the excess, if any, of (x) four and nine-tenths percent (4.9%) of the REIT Partner total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Section 856(c)(2) over (y) the amount of gross income (within the meaning of Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of
Section 856(c)(2) (but not including the amount of any REIT Payments); or

           (ii) an amount equal to the excess, if any, of (x) 24% of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Section 856(c)(3) over (y) the amount of gross income (within the meaning of Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) (but not including the amount of any REIT Payments);

PROVIDED, HOWEVER, that REIT payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 3(h), such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. Nothing in this Section 3(h) shall permit the General Partner to allocate income of the Partnership to any Partner in excess of the income that would otherwise be allocated to it under Article 6 without regard to this
Section 3(h). The purpose of the limitations contained in this Section 3(h) is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership or the Partners, and this Section 3(h) shall be interpreted and applied to effectuate such purpose.